As filed with the Securities and Exchange Commission on July 29, 2005.
Registration No. 333-_________ ____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	71-0673405 (I.R.S. Employer Identification Number)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000
(Address of Principal Executive Offices)
Arkansas Best Corporation 2005 Ownership Incentive Plan
(Full Title of the Plan)
Richard F. Cooper
Senior Vice President-Administration, General Counsel and Secretary
Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000
(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share	1,500,000	$34.35 per share	$51,525,000	$6,064.49

(1)	Pursuant to Rule 416(a), this amount also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on July 27, 2005.

INTRODUCTORY STATEMENT
     This Registration Statement on Form S-8 is filed by Arkansas Best Corporation, a Delaware corporation, referred to herein as the Registrant, relating to 1,500,000 shares of its common stock, par value $0.01 per share, issuable to eligible persons under the Arkansas Best Corporation 2005 Ownership Incentive Plan.
     This Form S-8 also includes a prospectus prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirement of Part I to Form S-3. This reoffer prospectus may be used in connection with resales of securities acquired under the Plan by the participating executive officers who may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended, including up to 182,250 shares of Common Stock that constitute “restricted securities” that have been issued under the Plan prior to the filing of this Registration Statement.

REOFFER PROSPECTUS
ARKANSAS BEST CORPORATION
Common Stock
($.01 par value)
182,250 Shares
     This Prospectus relates to 182,250 shares (“Shares”) of Common Stock, par value $.01 per share (the “Common Stock”), of Arkansas Best Corporation, a Delaware corporation (the “Company”). The Shares were awarded on April 20, 2005 to the executive officers and/or members of the board of directors listed on Annex I (“Selling Stockholders”) as restricted Securities pursuant to the terms of the Arkansas Best Corporation 2005 Ownership Incentive Plan (“Plan”). The Shares may be offered and sold from time to time by the Selling Stockholders. The Common Stock is traded on the Nasdaq Stock Market.
     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the “Securities”). The Securities may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. All costs, expenses and fees in connection with the registration of the Securities will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Securities will be borne by the Selling Stockholder (or their donees and pledgees).
     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Securities as principals, any profits received by such broker-dealers on the resale of the Securities, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

The date of this Prospectus is July 29, 2005.

2

AVAILABLE INFORMATION
     The Company has filed a Registration Statement on Form S-8 relating to the Plan (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act, with respect to the Securities covered by this Prospectus. This prospectus does not contain all of the information included in the Registration Statement, a copy of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of those documents filed as exhibits to the registration statement or otherwise filed by us with the Securities and Exchange Commission for a more complete understanding of the matters involved. Each statement concerning those documents is qualified in its entirety by such reference
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604 and at 233 Broadway, New York, New York 10279. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company’s filings are also available to the public from commercial document retrieval services and the Commission’s website (http://www.sec.gov).
CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
     Certain statements herein or in documents incorporated by reference herein, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, risks detailed in the Company’s other filings with the Commission, including under the caption “Quantitative and Qualitative Disclosures About Market Risk” in the Company’s Annual Report to Stockholders for the year ended December 31, 2004.
     A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Users should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. The Company is under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Commission allows the Company to “incorporate by reference” information into this Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

3

     The following documents heretofore filed by the Company with the SEC are incorporated herein by reference and made a part of this Prospectus:
(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.

(3)	The Company’s Periodic Reports on Form 8-K filed on January 27, 2005 (related to the first quarter cash dividend announcement), April 21, 2005, April 22, 2005, May 13, 2005 and June 3, 2005.

(4)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed March 20, 1992, together with any amendment or report filed with the Commission for the purpose of updating such description.
     In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and until this offering is completed shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to Arkansas Best Corporation, Attention: General Counsel, 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, telephone number (479) 785-6000, or through the Company’s website (http://www.arkbest.com).
THE COMPANY
     The Company is a holding company engaged through its subsidiaries primarily in motor carrier transportation operations and intermodal transportation operations. Principal subsidiaries are ABF Freight System, Inc.; Clipper Exxpress Company; and FleetNet America, Inc. The Company’s principal executive offices are located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is (479) 785-6000.
SELLING STOCKHOLDERS
     The 182,250 Shares, subject to vesting and other terms of the award, may be offered and sold from time to time by certain executive officers and/or members of the board of directors of the Company named in Annex I.
     The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Stockholder and his or her relationship to the Company during the last three years; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this Prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this

4

Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this Prospectus. The information contained in Annex I may be amended or supplemented from time to time. In addition to the Selling Stockholders identified on Annex I, certain unnamed individuals who are not affiliates of the Company may sell up to 1,000 shares individually pursuant to this Prospectus (such individuals are also referred to herein as “Selling Stockholders”).
USE OF PROCEEDS
     The Company will not receive any of the proceeds from the sale of the Securities offered hereby.
PLAN OF DISTRIBUTION
     Sales of the Securities offered hereby may be made on the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any part of the proceeds of the sales made hereunder. All expenses associated with this Prospectus are being borne by the Company, but all selling and other expenses incurred by a Selling Stockholder will be borne by such stockholder.
     The Securities may be sold in (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Certain Selling Stockholders also may, from time to time, authorize underwriters acting as their agents to offer and sell Securities upon such terms and conditions as shall be set forth in any prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to sale. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.
     There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Securities covered by this Prospectus.
EXPERTS
     The consolidated financial statements of Arkansas Best Corporation incorporated by reference in Arkansas Best Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including the schedule appearing therein) and Arkansas Best Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated by reference therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

5

ANNEX I

				Shares to be Beneficially
		Shares of		Owned upon
		Common Stock		Completion of
	Relationship to Company	Beneficially Owned	Shares	Offering(1)(3)
	During Last Three Years	as of June 30, 2005	Offered
Selling Stockholder	(6)	(1)	Hereby (2)	Number	Percent
John W. Alden	Board Director (4)	3,700	3,700	0	*

Fred A. Allardyce	Board Director (5)	5,200	3,700	1,500	*

Robert A. Davidson	Board Director, President — Chief Operating Officer, and ABF President — Chief Executive Officer (7)	47,600	5,700	41,900	*

Frank Edelstein	Board Director	27,700	3,700	24,000	*

William M. Legg	Board Director	12,700	3,700	9,000	*

John H. Morris	Board Director	37,762	3,700	34,062	*

Robert A. Young III	Chairman of the Board, Board Director, and CEO (8)	2,213,422.132	8,400	2205022.132	8.7%

Alan J. Zakon	Board Director	31,200	3,700	27,500	*

Richard F. Cooper	Senior Vice President — Administration, General Counsel & Secretary (9)	21,966	4,600	17,366	*

David E. Loeffler	Senior Vice President-Chief Financial Officer & Treasurer (10)	45,649.9063	4,600	41,049.9063	*

Judy R. McReynolds	Vice President-Controller	14,655	4,000	10,655	*

John R. Meyers	Vice President	31,189	4,000	27,189	*

J. Lavon Morton	Vice President-Tax and Chief Internal Auditor	35,828.93	4,000	31,828.93	*

David Hardt	Pres., Data-Tronics Corp.	20,090	4,000	16,090	*

Christopher Baltz	ABF VP — Marketing and Pricing (11)	4,000	4,000	0	*

Richard Beaulieu	ABF VP, Transportation	6,020	4,000	2,020	*

Walter Echols	ABF VP, Real Estate	12,272	4,000	8,272	*

Gary Hunt	ABF VP, Equipment & Maintenance (12)	7,946.625	4,000	3,946.625	*

Wesley Kemp	ABF VP of Terminal Operations	40,076	4,000	36,076	*

				Shares to be Beneficially
		Shares of		Owned upon
		Common Stock		Completion of
	Relationship to Company	Beneficially Owned	Shares	Offering(1)(3)
	During Last Three Years	as of June 30, 2005	Offered
Selling Stockholder	(6)	(1)	Hereby (2)	Number	Percent
Arthur Lynch	ABF VP, Sales	21,649.17	4,000	17,649.17	*

Arnold Phillips	ABF VP, Industrial Relations /Safety and Security	11,765	4,000	7,765	*

Donald Reynolds	ABF VP, National Sales	39,414	4,000	35,414	*

Roy Slagle	ABF VP-Administration & Treasurer	15,729	4,000	11,729	*

Murray Babb	ABF Regional VP, Operations (13)	4,219.85	2,000	2,219.85	*

Jerome Bergman	ABF Regional VP, Sales	19,200	2,000	17,200	*

Richard Brown	ABF Regional VP, Sales	15,524	2,000	13,524	*

Thomas Carlson	ABF Regional VP, Operations (14)	2,700	2,000	700	*

James Darter	ABF Regional VP, Sales	5,786	2,000	3,786	*

James Dickens	ABF Regional VP, Sales	14,433.9	2,000	12,433.9	*

Nicholas DiNapoli	ABF Regional VP, Sales	5,820	2,000	3,820	*

John Drusbosky	ABF Regional VP, Operations	5,700	2,000	3,700	*

William Evans	ABF Regional VP, Operations	22,303	2,000	20,303	*

James Fletcher	ABF Regional VP, Operations	13,844	2,000	11,844	*

Sidney Hatfield	ABF Regional VP, Operations	9,049.753	2,000	7,049.753	*

Don Henley	ABF Regional VP, Sales	14,350	2,000	12,350	*

James Keenan	ABF Regional VP, Sales	27,657	2,000	25,657	*

Mary Lawrence	ABF VP of Sales and Information Center	15,456.23	2,000	13,456.23	*

Matthew Letter	ABF Regional VP, Sales	9,554	2,000	7,554	*

Kirk May	ABF Regional VP, Sales	5,430	2,000	3,430	*

Peter Moawad	ABF Regional VP, Sales	27,853.059	2,000	25,853.059	*

Philip New	ABF Regional VP, Operations	15,657.465	2,000	13,657.465	*

Russell Parrish	ABF Regional VP, Operations	14,000.26	2,000	12,000.26	*

				Shares to be Beneficially
		Shares of		Owned upon
		Common Stock		Completion of
	Relationship to Company	Beneficially Owned	Shares	Offering(1)(3)
	During Last Three Years	as of June 30, 2005	Offered
Selling Stockholder	(6)	(1)	Hereby (2)	Number	Percent
Larry Porter	ABF Regional VP, Sales	19,200	2,000	17,200	*

Stephen Riha	ABF Regional VP, Operations	3,943	2,000	1,943	*

Michael Saucier	ABF Regional VP, Operations	5,300	2,000	3,300	*

Andrew Upchurch	ABF Regional VP, Operations	3,310.183	2,000	1,310.183	*

Charles Vernazza	ABF Regional VP, Sales	15,600	2,000	13,600	*

Stephen Walters	ABF Regional VP, Operations	23,223	2,000	21,223	*

Frank Ward	ABF Controller	7,010.908	2,000	5,010.908	*

Walt Whitt	President — Chief Executive Officer of Clipper	34,598	1,400	33,198	*

Oren Summer	President and CEO of FleetNet America, Inc.	7,500	1,400	6,100	*

*	Less than one percent.

(1)	Includes 638,731 shares subject to options to acquire shares that are exercisable within 60 days after June 30, 2005.

(2)	Includes shares that have been issued prior to the date of this Prospectus.

(3)	Assumes that all outstanding options owned by such individual are exercised and all shares offered hereby are sold, that no additional shares will be acquired and that no shares other than those offered hereby will be sold.

(4)	Board Director since May 2005.

(5)	Board Director since February 2004.

(6)	Additional titles in the three-year period are in footnotes below:

(7)	President — COO since January 2005; Board Director since December 2004; ABF President — CEO since February 2003; ABF Vice President of Marketing and Pricing until February 2003

(8)	Chairman of the Board since July 2004; President until January 2005.

(9)	Vice President — Administration until January 2004.

(10)	Vice President — Chief Financial Officer until January 2004.

(11)	ABF Director — Marketing and Public Relations until February 2004.

(12)	ABF Director, Equipment until September 2003.

(13)	ABF Branch Manager of South Chicago IL terminal until January 2003.

(14)	ABF Branch Manager of South Chicago IL terminal from January 2003 until January 2004; ABF Branch Manager of Milwaukee WI terminal until January 2003.

PART I
     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission, referred to herein as the Commission, are incorporated herein by reference into this Registration Statement and made a part hereof:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.

(3)	The Registrant’s Periodic Reports on Form 8-K filed on January 27, 2005 (related to the first quarter dividend announcement), April 21, 2005, April 22, 2005, May 13, 2005 and June 3, 2005.

(4)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed March 20, 1992, together with any amendment or report filed with the Commission for the purpose of updating such description.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Corporation’s Restated Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director, with certain limited exceptions.
     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in the defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.
     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.
     The Corporation has entered into indemnity agreements with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Corporation to the fullest extent permitted by the Delaware General Corporation Law and additionally permits advancing attorney’s fees and all other costs, expenses, obligations, paid or incurred by a director generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the Corporation or any other party. If it is later determined that the director is or was not entitled to indemnification under applicable law or the terms of the Indemnification Agreement, the Corporation is entitled to reimbursement by the director.
     The Indemnification Agreements further provide that in the event of a change in control of the Corporation, then with respect to all matters thereafter arising concerning the rights of directors to indemnity payments and expense advances, all determinations regarding excludable claims will be made only by a court of competent jurisdiction or by special independent legal counsel selected by the director and approved by the Corporation.

     The Corporation has also agreed to provide its directors with directors’ and officers’ liability insurance for so long as the directors may continue to serve as directors of the Corporation. However, if the Board of Directors determines that such insurance is not reasonably available, the Corporation shall not have such an obligation.
     To the extent that the board of directors or the stockholders of the Corporation may in the future wish to limit or repeal the ability of the Corporation to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Corporation.
     In addition, the Corporation’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.
     Insofar as indemnification by the Corporation for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
     The restricted securities that are to be reoffered or resold pursuant to this Registration Statement are restricted because they were issued by the Company to certain Selling Stockholders pursuant to the Plan prior to the effectiveness of this Registration Statement in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.
Item 8. Exhibits.

Exhibit No.	Description
4.1*	Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 under the Securities Act of 1933 filed with the Commission on March 17, 1992, Commission File No. 33-46483, and incorporated herein by reference).

4.2*	Amended and Restated Bylaws of the Company dated as of February 17, 2003 (previously filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed with the Commission on February 27, 2003, Commission File No. 0-19969, and incorporated herein by reference).

4.3*	Arkansas Best Corporation 2005 Ownership Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2005, Commission File No. 0-19969, and incorporated herein by reference).

Exhibit No.	Description
4.4*	Form of Restricted Stock Award Agreement (Non-Employee Director) (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2005, Commission File No. 0-19969, and incorporated herein by reference).

4.5*	Form of Restricted Stock Award Agreement (Employee) (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2005, Commission File No. 0-19969, and incorporated herein by reference).

5.1	Opinion of Richard F. Cooper, Esq.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Richard F. Cooper, Esq. (contained in Exhibit 5.1).

24	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.
Item 9. Undertakings.
     A            The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 28th day of July, 2005.

ARKANSAS BEST CORPORATION

By:	/s/ Richard F. Cooper

Richard F. Cooper,
Senior VP-Administration, General Counsel and Secretary
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Richard F. Cooper, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert A. Young III	Chairman of the Board, Director and	July 28, 2005
Robert A. Young III	Chief Executive Officer (Principal
Executive Officer)

/s/ Robert A. Davidson	Director, President, and	July 28, 2005

Robert A. Davidson	Chief Operating Officer

/s/ David E. Loeffler	Senior Vice President-Chief	July 28, 2005
David E. Loeffler	Financial Officer, and Treasurer (Principal Financial and Accounting Officer)

/s/ Frank Edelstein	Lead Independent Director	July 28, 2005

Frank Edelstein

Signature	Title	Date
/s/ John H. Morris	Director	July 28, 2005

John H. Morris

/s/ Alan J. Zakon	Director	July 28, 2005

Alan J. Zakon

/s/ William M. Legg	Director	July 28, 2005

William M. Legg

/s/ Fred A. Allardyce	Director	July 28, 2005

Fred A. Allardyce

/s/ John W. Alden	Director	July 28, 2005

John W. Alden

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 under the Securities Act of 1933 filed with the Commission on March 17, 1992, Commission File No. 33-46483, and incorporated herein by reference).

4.2*	Amended and Restated Bylaws of the Company dated as of February 17, 2003 (previously filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed with the Commission on February 27, 2003, Commission File No. 0-19969, and incorporated herein by reference).

4.3*	Arkansas Best Corporation 2005 Ownership Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2005, Commission File No. 0-19969, and incorporated herein by reference).

4.4*	Form of Restricted Stock Award Agreement (Non-Employee Director) (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2005, Commission File No. 0-19969, and incorporated herein by reference).

4.5*	Form of Restricted Stock Award Agreement (Employee) (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2005, Commission File No. 0-19969, and incorporated herein by reference).

5.1	Opinion of Richard F. Cooper, Esq.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Richard F. Cooper, Esq. (contained in Exhibit 5.1).

24	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.